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                                                                   Exhibit 10.20

                                SECOND AMENDMENT
                                     TO THE
                              COVENTRY CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         WHEREAS, pursuant to an Asset Purchase Agreement made as of February 26, 1997, HealthAmerica Pennsylvania, Inc. ("HealthAmerica") sold to Allegheny Health Education and Research Foundation ("AHERF") all the business, operations and assets of certain medical centers (the "HealthAmerica Medical Operations") and in connection with such sale, certain employees of HealthAmerica and Penn Group Medical Associates, P.A. ("PGMA") became employees of AHERF but continued to perform the same services for AHERF in connection with the HealthAmerica Medical Operations purchased by AHERF that they provided for HealthAmerica and PGMA prior to the sale and PGMA was no longer controlled by Coventry or its subsidiaries; and

         WHEREAS, pursuant to an Asset Purchase Agreement made as of March 12, 1997, Group Health Plan, Inc. ("GHP") sold to BJC Health System ("BJC") certain assets relating to a staff model medical practice at various medical centers (the "GHP Medical Operations") and in connection with such sale, certain employees of GHP became employees of BJC but continued to perform the same services for BJC in connection with the GHP Medical Operations purchased by BJC that they provided for GHP prior to the sale; and

         WHEREAS, Coventry and its subsidiaries and The Charles Schwab Trust Company adopted a Revised Agreement of Adoption for the Trust under the Coventry Corporation Supplemental Executive Retirement Plan (the "Trust") to confirm the allocation of the assets held in the Trust subsequent to such sales and the administration of the Coventry Supplemental


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Executive Retirement Plan (the "SERP") following such sales and pursuant to such
Agreement it was confirmed that, for purposes of determining the vesting percentage under Section 4.3 of the SERP for the Participants described above, service with AHERF following the AHERF sale or service with BJC following the BJC sale, as applicable, were to be taken into account in determining Years of Service under the Plan; and

         WHEREAS, it is deemed appropriate to fully vest those Participants described above as of the date of the AHERF sale or the BJC sale, as applicable, regardless of the number of Years of Service at the time of the transfer of employment and Section 9.1 of the SERP provides for its amendment with the approval of the Board of Directors of Coventry Corporation;

         NOW, THEREFORE, The Coventry Corporation Supplemental Executive Retirement Plan is hereby amended, as follows:

         Section 4.3 is amended to add a new sentence at the end thereof to provide as follows:

         Notwithstanding the foregoing, a Participant (i) who became an employee of Allegheny Health, Education and Research Foundation in connection with its purchase of all the business operations and assets of certain medical offices of HealthAmerica Pennsylvania, Inc. pursuant to an Asset Purchase Agreement made as of February 26, 1997 but continued to perform the same services for the purchaser following such sale or (ii) who became an employee of BJC Health System in connection with the sale of certain assets relating to a staff model medical practice at various medical centers pursuant to an Asset Purchase Agreement made as of March __, 1997 and who continued to perform the same services for the purchaser following such sale shall be 100% vested in the account balance of his Deferred Compensation Account attributable to Employer Matching Contributions upon his ceasing to be an Employee.



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         IN WITNESS WHEREOF, Coventry Corporation has caused this Second
Amendment to the Coventry Corporation Supplemental Executive Retirement Plan to be executed by its duly authorized officers this 15th day of July, 1997.



                                          COVENTRY CORPORATION


                                          By: /s/ Shirley R. Smith
                                              --------------------------



ATTEST:

/s/ J. H. Ockerman
-------------------------








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